UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                   FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported) January 11, 2006
                                                      -----------------

                              GUIDANT CORPORATION
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            (Exact Name of Registrant as Specified in Its Charter)

                                    INDIANA
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                (State or Other Jurisdiction of Incorporation)

              001-13388                                35-1931722
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       (Commission File Number)           (IRS Employer Identification No.)


             111 Monument Circle, 29th Floor
                 Indianapolis, Indiana                            46204-5129
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         (Address of Principal Executive Offices)                 (Zip Code)

                                (317) 971-2000
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             (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01         Other Events.

         On January 11, 2006, Johnson & Johnson, Guidant Corporation ("Guidant") and Shelby Merger Sub, Inc. ("Merger Sub"), a wholly owned subsidiary of Johnson & Johnson, entered into an Amendment No. 1 (the "Amendment") to the Amended and Restated Agreement and Plan of Merger dated as of November 14, 2005, among Johnson & Johnson, Guidant and Merger Sub. The Amendment provides for an increase in the consideration to be received by Guidant shareholders.

         Pursuant to the Amendment, at the effective time of the merger, each share of Guidant common stock (other than shares owned by Guidant or Johnson & Johnson) will be converted into the right to receive a combination of (i) $37.25 in cash and (ii) 0.493 shares of Johnson & Johnson common stock. In addition, the termination fee that Guidant may be obligated to pay to Johnson & Johnson under certain circumstances was proportionately increased to $675 million.

         A copy of the Amendment is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

         Johnson & Johnson and Guidant issued a joint press release on January 11, 2006, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         Guidant Corporation and Johnson & Johnson have filed with the Securities and Exchange Commission (SEC) a definitive proxy statement/prospectus and will file other documents regarding the proposed merger between Guidant and Johnson & Johnson. This proxy statement/prospectus has been sent to all security holders of Guidant seeking their approval of the transaction. Investors are urged to read the definitive proxy statement/prospectus and any other relevant documents filed or to be filed with the SEC because they contain important information. The proxy statement/prospectus and other documents filed or to be filed by Johnson & Johnson and Guidant with the SEC are or will be available free of charge at the SEC's website, http://www.sec.gov, or by directing a request to Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, NJ 08933, Attention:
Investor Relations; or by directing a request to Guidant Corporation, 111 Monument Circle, #2900, Indianapolis, IN 46204-5129, Attention: Investor Relations.

         Johnson & Johnson, Guidant Corporation, their respective directors, and certain of their respective executive officers may be considered participants in the solicitation of proxies from Guidant shareholders in connection with the proposed transactions. Information about the directors and executive officers of Johnson & Johnson and their ownership of Johnson & Johnson stock is set forth in Johnson & Johnson's most recent filing on Form 10-K. Information about the directors and executive officers of Guidant and their ownership of Guidant stock is set forth in Guidant's most recent filing on Form 10-K. Investors may obtain additional information regarding the interests of such participants by reading the definitive proxy statement/prospectus.

Item 9.01         Financial Statements and Exhibits

Exhibit No.       Description
-----------       -----------

    2.1 Amendment No. 1 to Amended and Restated Agreement and Plan of Merger dated as of January 11, 2006 by and among Johnson & Johnson, Shelby Merger Sub, Inc. and Guidant Corporation

    99.1          Press Release dated January 11, 2006





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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     GUIDANT CORPORATION


Dated: January 12, 2006                     By:      /s/ Keith E. Brauer
                                                --------------------------------
                                            Name:  Keith E. Brauer
                                            Title: Vice President, Finance and
                                                   Chief Financial Officer




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                                 EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

    2.1 Amendment No. 1 to Amended and Restated Agreement and Plan of Merger dated as of January 11, 2006 by and among Johnson & Johnson, Shelby Merger Sub, Inc. and Guidant Corporation

    99.1          Press Release dated January 11, 2006